Exhibit 10.5

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective July 1, 2004

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

(i)

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

5.02.	Investment Options	10
5.03.	Investment Direction	10
5.04.	New Investment Directions	10
5.05.	Investment Transfers	10
5.06.	Crediting Earnings & Losses	11
ARTICLE VI	vesting	12
ARTICLE VII	distributions	13
7.01.	Distribution Elections	13
7.02.	Commencement of Distributions	13
7.03.	Medium of Payment	14
7.04.	Form of Payment	14
7.05.	Changing Distribution Election	14
7.06.	Hardship Distributions	15
	ARTICLE VIII company’s obligation	16
	ARTICLE IX CONTROL BY PARTICIPANT	17
	ARTICLE X amendment or termination	18
	ARTICLE XI administration	19
11.01.	Committee	19
11.02.	Indemnification	19
11.03.	Eligibility Determinations	19
11.04.	Information to Committee	19
11.05.	Notices	19
11.06.	Waiver	19
11.07.	Binding Nature of Plan	20
11.08.	Construction	20

EXHIBIT I	INVESTMENT OPTIONS

(ii)

PURPOSE

The Owens & Minor, Inc. Executive Deferred Compensation Plan (the “Plan”) is intended to constitute a deferred compensation plan for a select group of management and highly compensated employees of the Company and its Affiliates and directors of the Company as those terms are used in the Employee Retirement Income Security Act of 1974. The Plan will be administered and interpreted in a manner that is consistent with that intent.

DEFINITIONS

The following definitions apply to this Plan and to the Deferral Election Forms and Beneficiary Designation Forms.

Account

Account means an unfunded deferred compensation account established to record a Participant’s interest in the Plan. The term Account encompasses the subaccounts established for each Investment Option.

Affiliate

Affiliate means

any entity that is a member of a controlled group of corporations as defined in Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(c), of which the Company is a member according to Code section 414(b); or

an unincorporated trade or business that is under common control with the Company as determined according to Code section 414(c).

Beneficiary or Beneficiaries

Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in Article 0 of this Plan to receive a Deferred Benefit payment. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Deferred Benefit, the Participant’s Beneficiary is the first of the following who survives the Participant: a Participant’s spouse (the person legally married to the Participant when the Participant dies); the Participant’s children in equal shares; and the Participant’s estate.

Beneficiary Designation Form

Beneficiary Designation Form means a form acceptable to the Committee used by a Participant according to this Plan to name his Beneficiary or Beneficiaries who will receive all Deferred Benefit and payments under this Plan if he dies.

Board

Board means the board of directors of the Company.

Cash Bonus

Cash Bonus, with respect to a Deferral Year, means any bonus or other similar payment from the Company or an Affiliate that is (i) paid to an Eligible Employee in cash, and (ii) is based on the performance of the Company, an Affiliate, the Eligible Employee, or any of them, during the Deferral Year, even if paid after the close of the Deferral Year.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Change of Control

Change of Control means any of the following events:

Any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

During any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board of nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either (x) were directors at the beginning of such period or (y) were so elected or nominated with such approval, cease for any reason to constitute at least a majority of the Board;

The stockholders of the Company approve a merger or consolidation of the Company with any other Company, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquired more than 20% of the combined voting power of the Company’s then outstanding securities; or

The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Code

Code means the Internal Revenue Code of 1986, as amended.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Committee

Committee means the Compensation and Benefits Committee of the Board.

Company

Company means Owens & Minor, Inc. and any successor business by merger, purchase, or otherwise that maintains the Plan.

Compensation

Compensation means an Eligible Employee’s aggregate combined Salary and Cash Bonus for a Deferral Year.

Control Change Date

Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

Deferral Election Form

Deferral Election Form means a document governed by the provisions of Articles 0, 0 and, 0 of this Plan, including (i) the portion that is the Distribution Election Form and (ii) the related Beneficiary Designation Form that applies to all of that Participant’s Deferred Benefits and under the Plan.

Deferral Year

Deferral Year means a calendar year for which a Participant has an operative Deferral Election Form.

Deferred Benefit

Deferred Benefit means the benefit payable under the Plan.

Disability or Disabled

Disability or Disabled means that a Participant is unable to perform the material duties of his position with the Company or an Affiliate on account of a mental or physical condition or impairment as determined by the Committee in its sole and absolute discretion.

Distribution Election Form

Distribution Election Form means that part of a Deferral Election Form used by a Participant according to this Plan to establish the duration of deferral and the frequency of payments of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to Article III, distribution of that Deferred Benefit is governed by Article VII.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Election Date

Election Date means the date established by this Plan as the date before which an Eligible Employee must submit a valid Deferral Election Form to the Committee. For each Deferral Year, (i) the Election Date for Salary deferral is December 31 of the preceding calendar year and (ii) the Election Date for Cash Bonus deferral is fifteen days before the end of the period for which performance is measured in determining the amount of a Cash Bonus or, if earlier, fifteen days before the amount of Cash Bonus is determined. However, for an individual who becomes an Eligible Employee during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes an Eligible Employee. In addition, for calendar year 2004, the Election Date is the thirtieth day following the date the Plan is adopted by the Board.

Eligible Employee

Eligible Employee means an employee of the Company or an Affiliate who is a member of a select group of management or a highly compensated employee (as such terms are used in Section 201(2) of the Employee Retirement Income Security Act of 1974), and who is designated by the Committee as eligible to elect a Deferred Benefit under Article III. Once an individual is designated by the Committee as eligible to elect a Deferred Benefit under Article III, such employee shall continue to be an Eligible Employee until the date he is no longer a member of management or a highly compensated employee or the date the Committee declares he is no longer eligible to elect a Deferred Benefit.

Investment Options

Investment Options shall mean the investment options shown on Exhibit I, or otherwise announced by the Committee from time to time.

Participant

Participant, with respect to any Deferral Year, means an Eligible Employee whose Deferral Election Form is operative for that Deferral Year according to Article III of this Plan.

Plan

Plan means the Owens & Minor, Inc. Executive Deferred Compensation Plan.

Salary

Salary means an Eligible Employee’s base salary and does not include bonuses or other payments from the Company or an Affiliate that are not made on a regular basis.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Terminate, Terminating, or Termination

Terminate, Terminating, or Termination, with respect to a Participant, mean cessation of an employment relationship with the Company or an Affiliate whether by death, Disability, retirement or severance for any other reason. Unless the Committee determines otherwise in it sole discretion, Terminate, Terminating, or Termination do not include situations where the Participant transfers employment among the Company and one of its Affiliates.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

PARTICIPATION

An Eligible Employee becomes a Participant for any Deferral Year by filing a valid Deferral Election Form according to Article III on or before the applicable Election Date but only if his Deferral Election Form is operative according to Article III. An Eligible Employee who becomes a Participant will continue to be a Participant as long as an Account is being maintained (or is required to be maintained under the terms of the Plan) for him or her.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Deferral Elections

Eligibility To Make Deferral Election

An individual may elect a Deferred Benefit for any Deferral Year if he is an Eligible Employee at the beginning of that Deferral Year or becomes an Eligible Employee during that Deferral Year. Each Eligible Employee will be provided a Deferral Election Form by the Committee before the first day of a Deferral Year and each individual who becomes an Eligible Employee will be provided a Deferral Election Form by the Committee within thirty days after becoming an Eligible Employee.

Effectiveness of Deferral Election

A Deferral Election Form is effective when it is completed, signed by the electing Eligible Employee and received by the Committee. A single Deferral Election Form may apply to each element of an Eligible Employee’s Compensation (e.g., Salary and Cash Bonus) for a Deferral Year. Alternatively, an Eligible Employee may have more than one Deferral Election Form for a Deferral Year; provided, however, that only one Deferral Election Form will be effective with respect to a particular element of the Eligible Employee’s Compensation.

Compensation That May Be Deferred

A Deferral Election Form is operative, i.e., it may result in the deferral of Compensation, only with respect to Compensation with an Election Date that will occur after the date that the Deferral Election Form is effective under Section 0.

Subject to the requirements of Section 0, an Eligible Employee may elect to defer:

Up to 50% of Salary (in multiples of 1%); and

Up to 100% of Cash Bonus (in multiples of 1%).

Deferral Election Irrevocable

An Eligible Employee may not revoke a Deferral Election Form as to an element of Compensation after the applicable Election Date. Any revocation before the applicable Election Date is the same as a failure to submit a Deferral Election Form or a Distribution Election Form as to the particular element or elements of Compensation covered by the revocation. Any writing signed by an Eligible Employee expressing an intention to revoke his Deferral Election Form, in whole or in part, and delivered to the Committee before the close of business on the applicable Election Date is a revocation.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Rejection of Deferral Election

If it does so before the applicable Election Date, the Committee may reject any Deferral Election Form, in whole or in part, and the Committee is not required to state a reason for any rejection. The Committee’s rejections must be made on a uniform basis with respect to similarly situated Participants. If the Committee rejects a Deferral Election Form, the Participant must be paid the Compensation he would then have been entitled to receive if he had not submitted the rejected Deferral Election Form.

Effect of No Election

An Eligible Employee who has not submitted a valid Deferral Election Form to the Committee on or before the applicable Election Date may not defer any Compensation for the Deferral Year under this Plan.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Crediting deferrals to accounts

Compensation that is deferred under this Plan shall be credited to the Participant’s Account as follows:

Salary deferrals shall be credited to the Participant’s Account as of the last day of the payroll period in which the deferred Salary would have been paid to the Participant; and

Cash Bonus deferrals shall be credited to the Participant’s Account as of the date such amount would have been paid to the Participant.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

investment MEASURES

Investment Subaccounts

The Committee shall establish investment subaccounts within the Account of each Participant. The investment subaccounts shall be established only for bookkeeping purposes. An investment subaccount shall be established for each Investment Option.

Investment Options

The Investment Options shall be selected by the Committee and identified on Exhibit I to the Plan. The Committee may change, delete or modify any of the Investment Options without the necessity of amending the Plan.

Investment Direction

At the time an Eligible Employee first becomes a Participant, the Participant shall choose one or more of the Investment Options in integral multiples of 10%. Such Investment Options will be used as a measure of the investment performance of the Participant’s Account. An investment direction shall remain in effect with respect to all future deferrals until a new investment direction is made by the Participant in accordance with Section 0. To the extent a Participant fails to select an Investment Option, he shall be deemed to have elected the Investment Option designated as the default investment measure on Exhibit I.

New Investment Directions

Once each calendar quarter a Participant may change the Investment Options for future deferrals credited to his Account in accordance with procedures established by the Committee. An election to change an Investment Option shall be made on forms designated for this purpose by the Committee and shall specify the Investment Options that will be used to measure the investment performance of future deferrals in integral multiples of 10%. Until a Participant delivers a new election form to the Committee, his prior Investment Option selection shall control the measure of investment performance of his Account.

Investment Transfers

A Participant or a Beneficiary (after the death of the Participant), may transfer to one or more different Investment Options all or a part (in integral multiples of 10%), of the amount credited to the Participant under an Investment Option. The transfer election shall be made on forms designated for this purpose by the Committee. A Participant may transfer among Investment Options in accordance with procedures established by the Committee; provided, however, that a Participant may not reallocate his Account among the Investment Options more than once each calendar quarter.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Crediting Earnings & Losses

Earnings and losses will be credited to, or debited from, a Participant’s Account as if such account balances were invested and the earnings reinvested in the Investment Options selected by the Participant (or if no Investment Options were selected for a portion of the Participant’s accounts, as if such account balances were invested according to the last sentence of Section 0) in the manner set forth in the following sentence. As of the last business day of each month in which any amount remains credited to the Account of a Participant, each portion of such Account deemed invested in a particular Investment Option shall either be credited or debited with an amount equal to the amount determined by multiplying the balance of such portion of such account as of the last day of the preceding month by the return rate for that month for the applicable Investment Option. As to any amount distributed or transferred from an Investment Option since the last day of the preceding month, the Company shall cease crediting and debiting the Participant’s subaccount for that Investment Option with earnings and losses on the last day of the month preceding the date of distribution.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

vesting

A Participant’s interest in his Account is always vested and nonforfeitable.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

distributions

Distribution Elections

Each Distribution Election Form is part of the Deferral Election on which it appears or to which it states it is related. The Committee may allow a Participant to file one Distribution Election Form for all of his Deferred Benefits.

Commencement of Distributions

Except as provided in the following subsections (b), (c) and (d), payments to a Participant shall begin on the date or event he elects on his Distribution Election Form or in accordance with the last sentence of this Section 0. A Participant may elect on his Distribution Election Form that payments will begin on the earliest of one or more of the following dates or events:

on the last day of the month in which his Termination occurs, without regard to his age;

on the last day of the month in which the later of his Termination occurs or he attains a specified age;

on the last day of the month in which the Participant attains a specified age (which is not less than the Participant’s age one year after the applicable Election Date), without regard to whether there has been a Termination;

on the last day of a specified month in a specified year (which is at least one year after the applicable Election Date), without regard to whether there has been a Termination;

on a Control Change Date; or

on the occurrence of any other event or date selected by the Committee for this purpose and listed on a Distribution Election Form.

Any Deferred Benefits for which a Participant has not filed a valid Distribution Election Form shall be paid to the Participant commencing on the earlier of the last day of the month in which the Participant attains age sixty-five or the last day of the month in which his Termination occurs.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

If a Participant Terminates as a result of Disability, his Deferred Benefits will be paid to the Participant in installments over a period of ten years commencing on the date his Disability is certified by the Committee unless the Committee, in its sole discretion, approves a longer or shorter payment period. If, after his Termination as a result of Disability, the Participant recovers before the balance in his Account is exhausted, his distributions will be suspended and any remaining Deferred Benefits will be paid in accordance with his Distribution Election Form and this Article 0.

Upon the death of a Participant, the balance in his Account will be paid to his Beneficiary in a lump sum on the last day of the month in which the Participant’s death occurs, unless the Beneficiary requests a different distribution schedule or form of payment and the request is received and approved by the Committee in its discretion before the payment is made to the Beneficiary.

The balance of the Participant’s Account shall be paid to the Participant (or his Beneficiary) in a lump sum within thirty days after a Control Change Date unless the Participant has filed a valid Distribution Election Form or, in the case of a Beneficiary, the Committee has approved a different schedule or form of payment under subsection (c).

Medium of Payment

All distributions from the Plan shall be paid in cash.

Form of Payment

Except for payments triggered by a Participant’s Disability (which are governed by Section 0), Deferred Benefits shall be paid in a lump sum unless the Participant’s Distribution Election Form specifies installment payments over a period of up to fifteen years. If permitted on a Distribution Election Form, a Participant may elect one form of distribution if the payment begins on particular dates or events and another form of distribution if the payment begins on other dates or events. Installment payments shall reduce the Participant’s interest under each Investment Option pro rata.

Changing Distribution Election

A Participant may amend his Distribution Election Form with respect to the commencement of distributions, the form of distributions or both if (i) the amendment is approved by the Committee in its discretion before the calendar year in which payments are scheduled to begin (or, with respect to unpaid installments, before the calendar year in which the installment or installments are scheduled to be paid) and (ii) the change in commencement date, form of payment or both conforms to the requirements of the Plan.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Hardship Distributions

At its sole discretion and at the request of a Participant before or after the Participant’s Termination, or at the request of any of the Participant’s Beneficiaries after the Participant’s death, the Committee may accelerate and pay all or part of a Participant’s Deferred Benefits under this Plan. Accelerated distributions may be allowed only in the event of a financial emergency beyond the Participant’s or Beneficiary’s control and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to the amount determined by the Committee to be necessary to satisfy the financial emergency. A Deferred Benefit is adjusted for a distribution under this section by reducing the Participant’s Account balance by the amount of the distribution. A distribution under this section shall reduce the Participant’s or Beneficiary’s interest under each Investment Option pro rata.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

company’s obligation

The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. A Participant and his Beneficiaries have no right, title, or interest in the Deferred Benefits or any claim against them. All Deferred Benefits will be satisfied solely out of the general corporate assets of the Company, which shall remain subject to the claims of its creditors and the creditors of any Affiliate that is an employer of a Participant. The Company may establish one or more trusts under which payments may be made that will satisfy the Company’s obligations under this Plan to the extent of such payments. The assets of any such trusts will remain subject to the claims of the creditors of the Company and any Affiliate that is an employer of a Participant.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

CONTROL BY PARTICIPANT

A Participant has no control over Deferred Benefits except according to his Deferral Election Forms, his Distribution Election Forms, his Beneficiary Designation Form, and any Investment Options elected on the form specified by the Committee. A Participant may not transfer or assign any rights that he has under the Plan other than by will or the laws of descent and distribution or by the designation of a Beneficiary. No right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any lien, obligation or liability of such Participant or Beneficiary.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

amendment or termination

Except as otherwise provided in this Article 0, this Plan may be altered, amended, suspended, or terminated at any time by the Board. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, the Board may not alter, amend, suspend, or terminate this Plan without the majority consent of all Eligible Employees if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Participants. Notwithstanding the preceding sentence, if any amendment to the Plan adversely affects the deferred taxation of Deferred Benefits elected hereunder, after the effective date of any such amendment, and the Internal Revenue Service declines to rule favorably on any such amendment or to rule favorably only if the Board makes amendments to the Plan not acceptable to the Board, the Board, in its sole discretion, may accelerate the distribution of part or all of the amounts attributable to affected Deferred Benefits due Participants and Beneficiaries hereunder.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

administration

Committee

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee may adopt such rules and regulations as may be necessary to carry out the purposes hereof. The Committee’s interpretation and construction of any provision of the Plan shall be final and conclusive.

Indemnification

The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of membership on the Committee relating to administration of the Plan, excepting only expenses and liabilities arising out of a member’s own willful misconduct. Expenses against which a member of the Committee shall be indemnified hereunder shall include without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shall be in addition to any other rights to which any such member may be entitled.

Eligibility Determinations

In addition to the powers hereinabove specified, the Committee shall have the power to select which employees of the Company and its Affiliates will be eligible to elect a Deferred Benefit under the Plan, to compute and certify the amount and kind of benefits from time to time payable to Participants and their Beneficiaries under the Plan, to authorize all disbursements for such purposes, and to determine whether a Participant is entitled to a benefit under the Plan.

Information to Committee

To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require.

Notices

Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person or business at its last known business address.

Waiver

The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.

OWENS & MINOR, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Binding Nature of Plan

The Plan shall be binding upon the Company, its Affiliates and the successors and assigns of the Company and its Affiliates, subject to the provisions set forth in Article 0, and upon a Participant, his or her Beneficiary, and either of their assigns, heirs, executors or committees.

Construction

This Plan is created, adopted, and maintained according to the laws of the Commonwealth of Virginia (except its choice-of-law rules). It is governed by those laws in all respects. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Plan is not valid or not enforceable, that fact in no way affects the validity or enforceability of any other provision. Use of one gender includes all, and the singular and plural include each other.

EXHIBIT I

INVESTMENT OPTIONS

A fixed income fund designated by the Committee and communicated to Eligible Employees.